Penn National Gaming, Inc., as Company,

                 each of the Subsidiary Guarantors named herein

                                       and

                      State Street Bank and Trust Company,

                                     Trustee

                           ___________________________


                          FIRST SUPPLEMENTAL INDENTURE


                            Dated as of May 19, 1999



            Supplementing the Indenture Dated as of December 17, 1997



                           ___________________________



                                   $80,000,000

                     10 5/8% Senior Notes due 2004, Series B

     FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 1999, between Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), each of the Subsidiary Guarantors that are signatories to this Supplemental Indenture and State Street Bank and Trust Company, as trustee (the "Trustee").

     WHEREAS, the Company and the Trustee executed and delivered that certain indenture, dated as of December 17, 1997 (the "Indenture"), providing for the issuance thereunder by the Company, and the authentication and delivery by the Trustee, of the Company's 10 5/8% Senior Notes due 2004 (the "Notes"). Any capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Indenture.

     WHEREAS, Section 9.02 of the Indenture authorizes the Company and the Trustee, with the consent of the holders of not less than a majority in the aggregate principal amount of then outstanding Notes excluding Notes held by the Company and its affiliates (the "Requisite Consent"), to enter into a supplemental indenture, except for the matters listed in Section 9.02 which require the consent of each of the Holders effected thereby.

     WHEREAS, the Company has solicited all registered holders of record of the Notes as of the close of business on May 7, 1999 and obtained at least the Requisite Consent of such holders.

     WHEREAS, the Company and the Trustee have determined to amend and supplement the Indenture in the manner described below, and all acts and proceedings required by law and by the Indenture necessary to authorize and constitute this Supplemental Indenture, and the amendments set forth herein, a valid and binding agreement in accordance with the terms hereof, have been done and taken.

     WHEREAS, the Company has formed Penn National GSFR, Inc., a New Jersey corporation and wholly-owned Restricted Subsidiary of the Company (AGSFR@);

     WHEREAS, following the execution of this Supplemental Indenture, the Company expects GSFR to have total consolidated assets with a book value in excess of $500,000;

     WHEREAS, consistent with the provisions of Section 4.18 of the Indenture, GSFR shall herein execute and deliver this Supplemental Indenture for purposes of becoming a Subsidiary Guarantor under the Indenture;

     NOW, THEREFORE, in consideration of the foregoing, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

     1. Modification or Addition of Certain Definitions in Section 1.01 of the Indenture. The following definitions are hereby added to Section 1.01 of the
Indenture:

     AContingent  Notes@ means the (i) $5,000,000  Contingent  Promissory  Note,
(ii) $3,000,000 Contingent Promissory Note and (iii) $2,000,000 Contingent Promissory Note, each (w) dated January 28, 1999, (x) made payable to the order of International Thoroughbred Breeders, Inc., a Delaware corporation, as agent,
(y) executed and delivered by GS Park Racing, L.P., a New Jersey limited partnership, and FR Park Racing, L.P., a New Jersey limited partnership, and (z) as in effect on such date, and any Refinancings thereof of (i), (ii) or (iii) (provided that such Refinancing does not have any of the results specified in clause (1) of the definition herein of ARefinancing Indebtedness@).

     ADevelopment Costs@ means the costs to the NJ Entities to develop or further develop NJ Racing or Gaming Locations incurred after May 19, 1999.

     A40%-Owned Entity@ means (i) any corporation of which the outstanding Capital Stock having at least 40% of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by the Company or a Wholly-Owned Restricted Subsidiary, or (ii) any other Person of which as least 40% of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by the Company or a Wholly-Owned Restricted Subsidiary.

     AGarden State Park Lease@ means the Lease Agreement dated January 28, 1999 between Garden State Race Track, Inc., a New Jersey corporation and GS Park Racing, L.P., a New Jersey limited partnership, and all amendments and supplements thereto that do not increase or result in an increase in the rental or other financial obligations of GS Park Racing, L.P. or any other NJ Entity, pertaining to the lease by GS Park Racing, L.P. of the premises known as Garden State Park in Cherry Hill, New Jersey.

     ANJ Entities@ means Pennwood Racing, Inc., a Delaware corporation, GS Park Racing, L.P., a New Jersey limited partnership, FR Park Racing, L.P., a New Jersey limited partnership, GS Services, L.P., a New Jersey limited partnership, FR Services, L.P., a New Jersey limited partnership, and each of their subsidiaries, affiliates, successors and assigns, in each case, if and for so long as such Person is and remains at least a 40%-Owned Entity.

     ANJ Racing and Gaming Activities@ means the purchase, improvement and operation (including, but not limited to, any expanded operations such as telephone wagering and off-track wagering) of the NJ Racing or Gaming Locations by the NJ Entities.

     ANJ Racing or Gaming Locations@ means Freehold Raceway in Freehold, New Jersey and Garden State Park in Cherry Hill, New Jersey and such other locations within the State of New Jersey owned, leased or operated, now or hereafter, by the NJ Entities.

    APut Agreement@ means the Subordination, Nondisturbance, Attornment and Put Option Agreement dated January 28, 1999, between Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company, and GS Park Racing, L.P., a New Jersey limited partnership, as in effect on such date.

     APut Obligations@ means the obligations of GS Park Racing, L.P., a New Jersey limited partnership, under Section 5 of the Put Agreement.

     2. Amendment of the definition of APermitted Investments@. The definition of APermitted Investments@ as contained within Section 1.01 of the Indenture is hereby amended by (i) deleting the word Aand@ and replacing it with a semicolon before clause (x), (ii) replacing the period at the end of clause (x) with A; and@ and (iii) adding a new clause (xi) to such term as follows:

     (xi) any Investment in the NJ Entities for the NJ Racing and Gaming Activities at the NJ Racing or Gaming Locations (A) in an aggregate Investment amount (including the principal amount of Indebtedness guaranteed as provided by clause (xv) of the definition of Permitted Indebtedness) not to exceed at any one time outstanding: (1) $8.75 million to fund (or to replenish moneys or liquidity used to fund) up to one-half of the Put Obligations, (2) $5 million to fund (or to replenish moneys or liquidity used to fund) up to one-half of Contingent Note principal payments and (3) $4 million to fund (or to replenish moneys or liquidity used to fund) Development Costs; provided, however, that the amounts under the foregoing clauses (1), (2) and (3) shall be reduced on a dollar for dollar basis by the amount of any guarantee of Put Obligations, Contingent Notes or Development Costs, respectively, of the Company or any Restricted Subsidiary on behalf of the NJ Entities that subsequent to May 19, 1999, expires or terminates without the Company or any Restricted Subsidiary having advanced, paid or contributed to the NJ Entities or guarantee beneficiary any amounts with respect to such obligations, and (B) consisting of a guarantee of the obligations of GS Park Racing, L.P. under the Garden State Park Lease.

     3. Amendment of the definition of APermitted Indebtedness@. The definition of APermitted Indebtedness@ as contained within Section 1.01 of the Indenture is hereby amended by (i) deleting the word Aand@ and replacing it with a semicolon before clause (xiv), (ii) replacing the period at the end of clause (xiv) with A; and@ and (iii) adding a new clause (xv) to such term as follows:

     (xv) any Indebtedness (A) of the Company or any Restricted Subsidiary consisting of the guarantees of Indebtedness of the NJ Entities for the NJ Racing and Gaming Activities at the NJ Racing or Gaming Locations in an amount not to exceed at any one time outstanding: (1) $8.75 million or one-half (whichever is less) of outstanding Put Obligations, (2) $5 million or one-half (whichever is less) of the outstanding principal balance of the Contingent Notes, and (3) $4 million of Development Costs; provided, however, that the amounts under the foregoing clauses (1), (2) and (3) shall be reduced on a dollar for dollar basis by the amount of any Investment by the Company or any Restricted Subsidiary in any NJ Entities made (x) under subclause (1), (2) or
(3) (respectively) of clause (xi) of the definition herein of APermitted Investments@ or (y) under Section 4.10 for purposes described in such subclause
(1), (2) or (3) (respectively), or (B) consisting of a guarantee of the obligations of GS Park Racing, L.P. under the Garden State Park Lease.

     4. Amendment of the definition of APermitted Liens@. The definition of APermitted Liens@ as contained within Section 1.01 of the Indenture is hereby amended by (i) deleting the word Aand@ and replacing it with a semicolon before clause (xv), (ii) replacing the period at the end of clause (xv) with A; and@ and (iii) adding a new clause (xvi) to such term as follows:

     (xvi) any Liens on the capital stock of or other ownership interests in the NJ Entities held by the Company or any Restricted Subsidiary to secure Indebtedness of the NJ Entities not prohibited hereunder.

     5.  Amendment to the Obligation to become a Subsidiary  Guarantor.  Section
4.18 of the Indenture is hereby amended to add a new sentence at the end of this section as follows:

     The provisions of this Section 4.18 shall only apply to a NJ Entity in the event such NJ Entity becomes a Wholly Owned Restricted Subsidiary.

     6. Addition of GSFR as a Subsidiary Guarantor. Pursuant to Section 4.18 of the Indenture, GSFR hereby agrees to unconditionally guarantee all of the Company=s obligations under the Notes and the Indenture, as amended, on the terms set forth in the Indenture.

     7. Full Force and Effect. The Indenture, as amended and supplemented by this First Supplemental Indenture, shall be and remain in full force and effect as of the date hereof; provided, however, in the event that the Company does not acquire an ownership interest in the NJ Entities, the amendments set forth in Sections 1, 2, 3, 4, 5 and 6 of this First Supplemental Indenture shall cease to have effect and shall be void and this First Supplemental Indenture shall thereupon have no effect on the Indenture.

     8. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     9. Duplicate Originals. This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     10. Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, or for or with respect to
(a) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereto, (b) the proper authorization hereby by the Company and the Subsidiary Guarantors by corporate action or otherwise, (c) the due execution hereof by the Company and the Subsidiary Guarantors, (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters and (e) the validity or sufficiency of the Solicitation or the consent solicitation materials or procedure in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.


             COMPANY:
             PENN NATIONAL GAMING, INC.

             By: /s/ William J. Bork
                 Name: William J. Bork
                 Title:    President


             SUBSIDIARY GUARANTORS

             MOUNTAINVIEW THOUROUGHBRED RACING
                ASSOCIATION, as Subsidiary Guarantor

             By: /s/ Robert S. Ippolito
                 Name: Robert S. Ippolito
                 Title:   Chief Financial Officer


             PENNSYLVANIA NATIONAL TURF CLUB, INC.,
                as Subsidiary Guarantor

             By: /s/ Robert S. Ippolito
                 Name: Robert S. Ippolito
                 Title:   Treasurer

        PENN NATIONAL SPEEDWAY, INC.,
            as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer


        PENN NATIONAL HOLDING COMPANY,
            as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer


        PENN NATIONAL GAMING OF WEST VIRGINIA,
           INC., as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer


        STERLING AVIATION INC., as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer


        POCONO DOWNS, INC., as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Assistant Secretary


        NORTHEAST CONCESSIONS, INC.,
            as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Assistant Secretary

        THE DOWNS OFF-TRACK WAGERING, INC.,
           as Subsidiary Guarantor

        By: /s/ Joseph A. Lashinger
            Name:  Joseph A. Lashinger
            Title:   President and Treasurer


        THE DOWNS RACING, INC., as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer


        PENN NATIONAL GAMING OF INDIANA,
           as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer


        PNGI POCONO, as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer


        PENN NATIONAL GSFR, INC., as Subsidiary Guarantor

        By: /s/ Robert S. Ippolito
            Name: Robert S. Ippolito
            Title:   Treasurer

        TRUSTEE:

        STATE STREET BANK AND TRUST COMPANY,
        as Trustee


        By: /s/ Mark A. Forgetta
            Name:  Mark A. Forgetta
            Title:    Vice President
                                      187